UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 25, 2013

CARVER BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13007	13-3904174
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

75 West 125th Street, New York, NY	10027-4512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 360-8824

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 25, 2013, the Boards of Directors of Carver Bancorp, Inc. (the "Company") and Carver Federal Savings Bank (the “Bank”), by resolution of each of the Boards, appointed Lewis P. Jones III, Kenneth Knuckles, and Colvin Grannum to the Board of the Company and the Bank, respectively.

Lewis P. Jones III is Managing Principal Co-Founder at 5 Stone Green Capital, an asset management firm that focuses on energy efficient and sustainably designed green real estate developments, since 2010. Mr. Jones was an executive from 1988 to 2009 at JPMorgan Chase (and predecessor banks), including serving as the Co-Portfolio Manager of the JPMorgan Urban Renaissance Property Fund and a senior member of the Acquisitions Team at JP Morgan Asset Management. Mr. Jones also previously served as President of the Chase Community Development Corporation. The Board of the Company has appointed Mr. Jones to serve until the 2014 Annual Meeting of Stockholders. Mr. Jones has been appointed by the Company’s Board to the Asset Liability and Interest Rate Risk Committee and the Finance and Audit Committee.

Kenneth Knuckles is President and Chief Executive Officer of the Upper Manhattan Empowerment Zone Development Corporation (“UMEZ”), since 2003. Mr. Knuckles is also Vice Chair of the New York City Planning Commission. Prior to joining UMEZ, Mr. Knuckles was Vice President of Support Services and Chief Procurement Officer at Columbia University. The Board of the Company has appointed Mr. Knuckles to serve until the 2015 Annual Meeting of Stockholders. Mr. Knuckles has been appointed by the Company’s Board to the Asset Liability and Interest Rate Risk Committee and the Compensation Committee.

Colvin W. Grannum is President and Chief Executive Officer of Bedford Stuyvesant Restoration Corporation (“BSRC”), since 2001. Previously, Mr. Grannum served as Chief Executive Officer at Bridge Street Development Corporation. Prior to his career in community development, Mr. Grannum practiced law for more than 17 years. The Board of the Company has appointed Mr. Grannum to serve until the 2014 Annual Meeting of Stockholders. Mr. Grannum has been appointed by the Company’s Board to the Finance and Audit Committee and the Nominating/Corporate Governance Committee.

BSRC has an outstanding loan from the Bank, which was made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank, and which does not involve more than the normal risk of collectability or present other unfavorable features. Messrs. Jones and Knuckles are not a party to any transaction with the Company or the Bank that would require disclosure under Item 404(a) of Regulation S-K. Additional information about each of the appointed directors is provided in the Company's press release, attached as Exhibit 99.1 to this report.

Item 9.01.    Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired. Not Applicable.

(b)	Pro forma financial information. Not Applicable.

(c)	Shell company transactions: Not Applicable.

(d)	Exhibits.

The following Exhibit is attached as part of this report:

Exhibit Number	Description

Exhibit 99.1	Carver Bancorp, Inc. Press Release Dated September 27, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CARVER BANCORP, INC.
DATE: September 30, 2013	By:	/s/ Deborah C. Wright
Deborah C. Wright
Chairman and Chief Executive Officer